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                                                                  EXHIBIT 11.2

                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF DILUTED EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                  Fiscal Years Ended
                                       December 30,  December 25,  December 26,
                                          2000           1999          1998
                                       ------------  ------------  ------------

Income from continuing operations     $     45,194   $     45,937  $     34,481
Discontinued operations, net
  of income taxes                                                       (22,589)
                                      ------------   ------------  ------------

Net income                            $     45,194   $     45,937  $     11,892
                                      ============   ============  ============






Average number of common shares
    outstanding                              8,781          9,982        11,022

  Plus: Incremental shares from
    assumed exercise of stock
    options                                    200            120           101
                                      ------------   ------------  ------------
Average number of common shares
    and incremental shares
    outstanding                              8,981         10,102        11,123
                                      ============   ============  ============

Diluted earnings per share:
  Income from continuing operations   $       5.03   $       4.55  $       3.10
  Loss from discontinued operations                                       (2.03)
                                      ------------   ------------  ------------

Diluted earnings per share            $       5.03   $       4.55  $       1.07
                                      ============   ============  ============


                                      35

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